Exhibit 99.1

MEDEFILE INTERNATIONAL REPORTS 2010 YEAREND FINANCIAL RESULTS

Revenues Climb 839% and Operating Expenses Decline Nearly 40%

BOCA RATON, FL – (PR NEWSWIRE) – April 1, 2011 – MedeFile International, Inc. (OTCQB: MDFI), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today announced its financial results for the year ended December 31, 2010.

Financial Highlights:

•	Revenues increased 839% to $133,869 for the full year ended December 31, 2010, up from $14,264 reported for the prior year, ended December 31, 2009.
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When comparing subsequent quarter-over-quarter results, revenues for the three months ended December 31, 2010 totaled $83,365, rising 90% from revenues of $43,903 posted for the third quarter, ended September 30, 2010.

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Due largely to the successful implementation of cost cutting initiatives commencing in mid-2010, total operating expenses declined 38% to $1,334,770 from $2,159,356 on a comparable year-over-year basis.

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After factoring $1,229,799 in non-cash interest expenses relating to notes payable, the net loss for 2010 totaled $2,492,310 or $0.00 per basic and diluted share, compared to a net loss in 2009 of $2,164,639, or $0.00 per basic and diluted share.

•	As of December 31, 2010, cash totaled $499,652; there was zero long term debt; and stockholders’ equity totaled $272,562.

For more detailed information relating to the Company’s yearend results, please refer to the financial statements included with this press release and the 10-K that was filed with the U.S. Securities and Exchange Commission late yesterday afternoon.

2010 Operational Highlights:

•	In mid-August 2010, Kevin Hauser, who then served as Director of New Business Development, was named Chairman and CEO.
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Shortly following his promotion, Kevin Hauser led the implementation of an aggressive, multi-media marketing strategy to accelerate MedeFile membership growth. As a consequence, the number of members subscribing to the MedeFile service increased nearly 150%, rising from approximately 2,000 at the beginning of 2010 to 5100 as of December 31, 2010.  Since that time, the number of members has risen to more than 7,000.

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Central to the Company’s direct-to-consumer marketing strategy has been the utilization of both targeted telemarketing campaigns and the adoption of online social networking tools.  Currently, MedeFile is averaging approximately 100 new trial memberships per day through these marketing channels.

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In late 2010, MedeFile introduced its innovative Quality of Care program to its marketing mix, providing for the Company to team with doctors, specialty medical practices and private hospitals to co-market the MedeFile system to their respective patient bases.

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In December 2010, MedeFile welcomed a major cardiology practice and a noted gastroenterologist to its Quality of Care program.  Subsequent to that time, the Company has engaged a team of sales specialists on a commission-only basis to actively promote the Quality of Care program to healthcare providers nationwide.

o	MedeFile has also been actively pursuing key strategic alliances and partnering opportunities with individuals, leading industry groups and healthcare-related companies.
▪	Over the past year, the Company expanded its Board of Advisors, welcoming the following distinguished new members:
•	Dr. Barbara DeBuono, former Commissioner of Health for the State of New York;
•	Richard Farren, a member of the NYC law firm McLaughlin & Stern, where he largely focuses on administering the legal needs of major healthcare organizations and institutions;
•	Howard Mofshin, co-Founder of Cash4Gold and a globally recognized direct response marketing icon and emerging growth trends analyst; and
•	Dr. Gurinder Shahi, the co-Founder and Chief Marketing Officer of Rhapsody Holdings, LLC and former advisor and consultant to the World Bank and the World Health Organization.
▪	In November 2010, MedeFile announced a partnership with acclaimed healthcare marketing consulting and entrepreneur Dr. Len Schwartz.
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That same month, the Company partnered with RTM Networks, a marketing firm specializing in connecting members of college and university alumni associations, corporate alumni groups and professional and membership associations.

“We continue to be very pleased with the positive growth trends we are seeing in our industry and, of course, in growth of MedeFile’s membership base,” stated Kevin Hauser, President and CEO of MedeFile.  “There are a number of favorable market dynamics that we are working hard to exploit and optimize so that we may perpetuate and accelerate the growth we are now achieving in our business.  2011 has started off on very firm footing.  In fact, early indications point to 2011 being a potential watershed year for MedeFile. Among many anticipated accomplishments, we fully expect to begin announcing critical new sales developments on the wholesale front, stemming from our negotiations with multiple major healthcare-related entities seeking to provide their customers with a robust iPHR solution.  Together with our other sales initiatives, this should allow us to achieve positive cash flow prior to year end, marking a major evolutionary milestone for our Company.”

FINANCIAL CHARTS FOLLOW

MEDEFILE INTERNATIONAL, INC.
BALANCE SHEETS
(Audited)

	December 31,	December 31,
Assets	2010	2009
Current assets
Cash	$499,652	$1,513
Inventory	22,184	-
Merchant services reserve	6,173
Accounts receivable, net	2,468	-
Total current assets	530,477	1,513
Website development, net of accumulated amortization	47,210	41,145
Furniture and equipment, net of accumulated depreciation	20,364	34,539
Deposits and other assets	-	14,475
Intangibles	1,339	1,339
Total assets	$599,390	$93,011

Liabilities and Stockholders' Equity (Deficit)
Accounts payable and accrued liabilities	$310,325	$146,556
Cash overdraft	6,928	862
Deferred revenues	9,575	1,362
Notes payable	-	411,253
Notes Payable - related parties	-	132,924
Total Current Liabilities	326,828	692,957

Stockholders' Equity (Deficit)
Preferred stock, $.0001 par value: 10,000 authorized,
no shares issued and outstanding	-	-
Common stock, $.0001 par value: 5,000,000,000 authorized;
3,450,021,410 and 1,463,021,410 shares issued and outstanding on
December 31, 20010 and 2009, respectively	345,002	146,302
Additional paid in capital	16,090,116	12,923,998
Accumulated deficit	(16,162,556)	(13,670,246)
Total stockholders' equity (deficit)	272,562	(599,946)
Total liability and stockholders' equity (deficit)	$599,390	$93,011

MEDEFILE INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010
 (Audited)

	2010	2009
Revenue	$133,869	$14,264

Cost of goods sold	61,610	-
Gross profit	72,259	14,264

Operating expenses
Selling, general and administrative expenses	1,134,371	2,139,381
Maketing expense	170,488	-
Depreciation and amortization expense	29,911	19,975
Total operating expenses	1,334,770	2,159,356

Loss from operations	(1,262,511)	(2,145,092)

Other Income (Expenses)
Interest expense - note payable	(10,166)	(12,871)
Interest expense - related party note payable	(1,219,633)	(6,676)
Total other income (expense)	(1,229,799)	(19,547)

Loss before income tax	(2,492,310)	(2,164,639)
Provision for income tax	-	-
Net Loss	$(2,492,310)	$(2,164,639)

Net loss per share: basic and diluted	$(0.00)	$(0.00)

Weighted average share outstanding	2,346,081,850	1,463,021,410
basic and diluted

About MedeFile International, Inc.
Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits.  MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records.  Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member’s authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com.  You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Act of 1995
With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi B. Handy, President and CEO (Twitter: dodihandy)
For Media: Kathy Addison, COO (Twitter: kathyaddison)
 (407) 585-1080 or via email at MDFI@efcg.net

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